UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

August 23, 2013
Date of Report (Date of earliest event reported)

    ADVANCED PHOTONIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11056 (Commission File Number)	33-0325826 (IRS Employer Identification No.)

2925 Boardwalk, Ann Arbor, Michigan (Address of principal executive offices)		48104 (Zip Code)

(734) 864-5600
(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
(a)-(b)

On August 23, 2013, Advanced Photonix, Inc. (the Company) held its 2013 Annual Meeting of Stockholders (the 2013 Annual Meeting), where the Company’s stockholders voted on the following six proposals:

1.
Election the six directors nominated by the Board of Directors (the Board) to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified (Proposal 1);

2.
Approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers, as disclosed in the Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and the accompanying narrative disclosure (Proposal 2);

3.	Approval (on an advisory basis) of the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers (Proposal 3);

4.	Adoption of the Company’s 2013 Equity Incentive Plan (Proposal 4);

5.	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014 (Proposal 5); and

6.
A stockholder proposal to amend the Company’s By-laws to allow stockholders to nominate director candidates for inclusion in the Company’s proxy materials, if properly presented at the 2013 Annual Meeting (Proposal 6).

The votes cast with respect to each item of business properly presented at the meeting were as follows:

Proposal 1 - Election of Directors. Each of the following six director nominees were elected by a plurality of votes cast as directors for terms expiring at the Company’s next Annual Meeting of Stockholders, or until his or her successor has been duly elected and qualified:  Richard D. Kurtz, Robin F. Risser, Lance Brewer, M. Scott Farese, Donald Pastor and Stephen Soltwedel.

The voting results from the 2013 Annual Meeting are provided below:1

Name	For	Withheld	Abstain	Broker Non-Votes
Richard D. Kurtz	8,279,582	7,601,145	N/A	12,281,996
Robin F. Risser	13,340,946	2,539,781	N/A	12,281,996
Lance Brewer	7,813,361	8,067,366	N/A	12,281,996
M. Scott Farese	7,569,123	8,311,604	N/A	12,281,996
Donald Pastor	8,677,978	7,202,749	N/A	12,281,996
Stephen Soltwedel	8,013,766	7,866,961	N/A	12,281,996

1 As provided by the Company’s By-Laws, the directors were elected by the vote of a plurality of the votes cast. Therefore, abstentions and broker non-votes were required to be disregarded and had no effect on the vote results.

Proposal 2 – Advisory Vote on Executive Compensation. The stockholders approved (on an advisory basis) the compensation of the Company’s Named Executive Officers, as disclosed in the Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and the accompanying narrative disclosure.2

For	Against	Abstain	Broker Non-Votes
8,498,426	6,979,993	402,308	12,281,996

Proposal 3 – Advisory Vote on Frequency of Advisory Vote on Executive Compensation. The stockholders approved (on an advisory basis) a frequency of 1 Year for future advisory votes on the compensation of the Company’s Named Executive Officers.3

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
6,814,555	1,576,372	5,820,542	1,669,258	12,281,996

Proposal 4 – Adoption of the Company’s 2013 Equity Incentive Plan. The stockholders did not adopt the Company’s 2013 Equity Incentive Plan.2

For	Against	Abstain	Broker Non-Votes
4,345,026	11,483,668	52,033	12,281,996

Proposal 5  Ratification of the Appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014. The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014.2

For	Against	Abstain	Broker Non-Votes
17,119,547	10,556,564	486,612	N/A

Proposal 6 – Proxy Access By-law Proposal: The stockholders rejected the stockholder proposal requesting that the Board amend the Company’s By-laws to allow stockholders to nominate director candidates for inclusion in the Company’s proxy materials.4

For	Against	Abstain	Broker Non-Votes
11,970,378	3,538,820	371,529	12,281,996

2 Approval of each proposal with this footnote designation required the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the proposal at the 2013 Annual Meeting. Therefore, abstentions, which represented shares present and entitled to vote, had the same effect as a vote against the proposal. Broker non-votes, if any, were required to be disregarded and had no effect on the vote results.

3 The Company’s stockholders were asked to express a preference as to whether future advisory votes on executive compensation should be held every year, every two years or every three years, and therefore abstentions and broker non-votes were not counted as they did not reflect a preference.  If none of the frequency alternatives (one year, two years or three years) received a majority vote, we considered the frequency that received the highest number of votes by stockholders to be the frequency that had been selected by stockholders.

4 Approval of this proposal required the affirmative vote of a majority of the shares outstanding and entitled to vote on this proposal at the 2013 Annual Meeting. Shares represented by abstentions or broker non-votes on this proposal had the effect of a vote against the matter.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d)

The Company’s stockholders voted on, among other matters, a non-binding proposal regarding the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers at the Company’s 2013 Annual Meeting. As reported above in Item 5.07(a)-(b), the Company’s stockholders approved (on an advisory basis) a frequency of 1 Year for future advisory votes on the compensation of the Company’s Named Executive Officers.

In light of these results, the Board determined at a meeting held on August 23, 2013, that the Company will hold an advisory vote on executive compensation every year until the next required stockholder advisory vote on this matter, which, in accordance with applicable law, will occur no later than the Company’s Annual Meeting of Stockholders in 2019, unless the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED PHOTONIX, INC.

	By:	/s/ Jeff Anderson
Jeff Anderson, Chief Financial Officer

Dated: August 26, 2013